                                                                       Exhibit 8

                                October 8, 1998

Gold Banc Corporation, Inc.
11301 Nall Avenue
Leawood, Kansas  66211

Citizens Bancorporation, Inc.
5120 S. Garnett
Tulsa, Oklahoma 74146

Stockholders of Citizens Bancorporation, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Gold Banc Corporation, Inc., a corporation organized under the laws of Kansas (the "Company"), in connection with its acquisition of Citizens Bancorporation, Inc., a corporation organized under the laws of Oklahoma ("Citizens") whereby Citizens will merge with and into Gold Banc Acquisition Corporation IX, Inc., a corporation organized under the laws of Kansas ("Sub"), pursuant to the Amended and Restated Agreement and Plan of Reorganization ("Agreement"), dated as of October 5, 1998 by and among the Company, Sub and Citizens. In our capacity as counsel to the Company, our opinion has been requested with respect to certain of the federal income tax consequences of the Merger and the federal income tax consequences to holders of Citizens Common Stock who exercise dissenters' rights.

     For purposes of the opinion set forth below, we have relied, with the consent of Citizens and the Company, upon the accuracy and completeness of the factual statements and factual representations (which factual statements and factual representations we have neither investigated nor verified) contained in the certificates of the officers of the Company and Citizens to us dated October 8, 1998, and October 8, 1998, respectively, attached hereto, and have assumed that such certificates will be complete and accurate as of the effective date of the Merger. Our opinion cannot be relied upon if any of the factual statements and factual representations contained in the certificates of the Company and Citizens is, or later becomes, inaccurate.

     In rendering this opinion, we have relied upon the accuracy of the Registration Statement on Form S-4 filed by the Company and the Prospectus-Proxy/Information Statement included therein (together, the "Prospectus"). We have also assumed that the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Prospectus and that the Merger will qualify as a statutory merger under the applicable laws of Kansas and Oklahoma. All capitalized terms used herein without definition shall have the respective meanings specified in the Agreement, and unless otherwise specified, all section references herein are to the Internal Revenue Code of 1986 ("Code").

     On the basis of the foregoing and our consideration of such other matters of fact and law as we have deemed necessary or appropriate, it is our opinion, under presently applicable federal income tax law, that, with respect to Citizens, the Company and Sub:

(i) Each of Citizens, Sub, and the Company will be a party to a reorganization within the meaning of Section 368(b) of the Code.

(ii) No gain or loss will be recognized by Citizens, Sub, or the Company as a consequence of the Merger.

     With respect to holders of Citizens Common Stock, their potential differing individual situations make it impractical to address all of the possible federal income tax consequences of the Merger. Thus, we have made no attempt to comment on the federal income tax consequences to holders of Citizens Common Stock who:

(i) Are subject to special tax rules, such as dealers in securities, mutual funds, insurance companies, financial institutions or tax-exempt entities;

(ii)   Do not hold their Citizens Common Stock as capital assets;

(iii)  Immediately prior to the Merger own shares of Company Common Stock;
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(iv)   Received their Citizens Common Stock upon the exercise of employee stock options or otherwise as compensation;

(v)    For federal income tax purposes;

       (a) Have attributed to them Citizens Common Stock or Company Common Stock owned by family members or related entities;

       (b) Are non-resident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts;

       (c) Are required to recognize unrealized gains and losses at the end of each taxable year under a mark-to-market system.

       (d) Hold their Citizens Common Stock as part of a "straddle" or "conversion transaction."

     Except with respect to the foregoing special situations, it is our opinion, under presently applicable federal income tax law, that the material federal income tax consequences with respect to consideration to be received in the Merger by Citizens stockholders and by Citizens stockholders exercising dissenters' rights are set forth below:

(i) The Citizens stockholders will recognize no gain or loss upon their exchange of Citizens Common Stock solely for shares of Company Common Stock.

(ii) The basis of the Company Common Stock received by each Citizens stockholder will be the same as the basis of all of the shares of Citizens Common Stock owned by such Citizens stockholder, decreased by the amount of cash received by such stockholder, increased by any amount that is treated as a dividend.

(iii) The holding period of the Company Common Stock received by a Citizens stockholder will include the period during which the Citizens Common Stock surrendered in exchange therefor was held.

(iv) If a Citizens stockholder receives solely cash in exchange for shares of Citizens Common Stock because of the exercise of any right to dissent to the Merger, such stockholder will recognize gain or loss measured by the difference between the amount of cash received and the adjusted basis of the Citizens Common Stock surrendered.

(v) A Citizens stockholder who receives cash in the Merger in lieu of a fractional share interest in Company Common Stock will be treated as having received cash in redemption of such fractional share interest which should generally result in capital gain or loss equal to the difference between the amount of cash received and the portion of such Citizens stockholder's adjusted basis in the shares of Citizens Common Stock allocable to the fractional share interest.

     The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed by the Company and to the reference to our firm under the caption "Legal Matters" in the Prospectus Proxy/Information Statement included therein.


                              Very truly yours,


                              /s/ Blackwell Sanders Peper Martin LLP
                              --------------------------------------
                              Blackwell Sanders Peper Martin LLP

                          GOLD BANC CORPORATION, INC.

                             OFFICER'S CERTIFICATE


     Reference is hereby made to that certain Amended and Restated Agreement and Plan of Reorganization (the "Agreement") made and entered into as of October 5, 1998, which sets forth the terms and conditions of the merger (the "Merger") of Citizens Bancorporation, Inc. ("Citizens"), a corporation organized under the laws of Oklahoma, with and into Gold Banc Acquisition Corporation IX, Inc. ("Sub"), a corporation organized under the laws of Kansas and a wholly-owned subsidiary of Gold Banc Corporation, Inc. (the "Company"), a corporation organized under the laws of Kansas. Capitalized terms used herein without definition shall have the respective meanings specified in the Agreement, and unless otherwise specified, all section references herein are to the Internal Revenue Code of 1986, as amended (the "Code").

     The undersigned hereby certifies that he is a duly elected officer of the Company and in such capacity has access to and knowledge of the information contained herein, and that each of the following facts and representations are true, correct, and complete, in all material respects, as of the date hereof, and such facts and the representations will be true, correct, and complete, in all material respects, on the effective date of the Merger (the "Effective Time"). The undersigned further certifies that he has reviewed the Registration Statement on Form S-4 filed by The Company and the Prospectus-Proxy/Information Statement included therein (together, the "Prospectus"), is fully informed with respect to the Merger, that all facts set forth in the Prospectus are true and accurate, and that the proposed actions described in the Prospectus will be consummated as described therein. The undersigned, on behalf of the Company, submits this certificate to be relied upon by Blackwell Sanders Peper Martin, LLP in delivering its tax opinion with respect to the tax consequences of the Merger.

     1. The fair market value of the Company Common Stock and other consideration to be received by each stockholder of Citizens will be approximately equal to the fair market value of the Citizens Common Stock surrendered in exchange therefor.

     2. Neither the Company nor Sub has any plan or intention to sell, transfer or otherwise dispose of any of the assets of Citizens acquired in the Merger, except for (i) dispositions made in the ordinary course of business, and (ii) a transfer immediately after the Merger by Sub of all of the assets of Citizens acquired in the Merger (the "Citizens assets") to the Company pursuant to the Merger of Sub with and into the Company which merger qualifies as a statutory merger under Kansas law.

     3. Following the Merger, either the Company or Sub, will use at least one hundred percent (100%) of Citizens historic assets in a business.

     4. The Company and Sub have paid and will pay their respective expenses, if any, incurred in connection with the merger.

     5. There is no intercorporate indebtedness existing between Citizens and the Company or between Citizens and Sub that was issued, acquired, or will be settled at a discount.

     6. None of the compensation received by any stockholder-employees of Citizens will be separate consideration for, or allocable to, any of their shares of Citizens Common Stock; none of the shares of Company Common Stock received by any stockholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employees of Citizens will be for services actually rendered, or to be rendered.

     7. Neither the Company nor Sub is an investment company. For purposes hereof, an "investment company" is a corporation that is a regulated investment company, a real estate investment trust, or a corporation fifty percent (50%) or more of the value of whose total assets are stock and securities and eighty percent (80%) or more of the value of whose total assets are assets held for investment. In making the fifty percent (50%) and eighty percent (80%) determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and a corporation shall be considered a subsidiary if parent owns fifty percent (50%) or more of the combined voting power of all classes of stock entitled to vote or fifty percent (50%) or more of the total value of shares of all classes of stock outstanding.
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     8.  None of (i) the Company, (ii) any member of the Company's affiliated group as defined in Section 1504 of the Code without regard to Section 1504(b) of the Code (including but not limited to Sub), (iii) any corporation in which at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote or at least fifty percent (50%) of the value of all classes of stock is owned directly or indirectly by the Company, or (iv) any entity that is treated as a partnership for federal income tax purposes and has an owner a corporation described in (i), (ii) or (iii) of this paragraph has the intent to, at the time of the Merger, or shall, in a transaction that may be considered in connection with the Merger, acquire or redeem (directly or indirectly) any shares of Company Common Stock issued in connection with the Merger. For purposes hereof, an entity described in (i), (ii), or (iii) shall be referred to as a Company Related Party. An entity will be treated as a Company Related Party if the requisite relationship exists immediately before or immediately after the acquisition or redemption. In addition, an entity will be treated as a Company Related Party if the requisite relationship is created in connection with the Merger.

     9. None of the Company, Sub or any other Company Related Party has at any time owned (directly or indirectly) any Citizens Common Stock during the three
(3) year period ending at the Effective Time.

    10. Sub has been newly formed as a Kansas corporation solely for the purpose of the Merger and all of its stock has been since inception wholly owned by the Company. Following the Merger, Sub will not issue any additional shares of its stock to any person other than the Company.

    11. Following the Merger, at all times during the existence of Sub, the Company will not sell or otherwise transfer any of the shares of Sub that it owns, other than a transfer pursuant to the merger of Sub with and into the Company which occurs immediately after the Merger.

    12. The payment of cash to stockholders of Citizens in lieu of fractional shares of Company Common Stock will not be a separately bargained for consideration, but will be undertaken solely for the purpose of avoiding the expense and inconvenience of issuing and transferring fractional shares, and the total cash consideration that will be paid to the Citizens shareholders in lieu of fractional shares of Company Common Stock will represent less than one percent (1%) of the total consideration issued in the Merger.

    13. The Agreement represents the entire understanding of Citizens, Sub and the Company with respect to the merger.

     IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 8th day of October, 1998.


                              GOLD BANC CORPORATION, INC.


                              By:     /s/ Keith E. Bouchey
                                      --------------------

                              Name:     Keith E. Bouchey
                                        ----------------

                              Title:   Executive Vice President and
                                       ----------------------------
                                       Chief Financial Officer
                                       -----------------------

                         CITIZENS BANCORPORATION, INC.

                             OFFICER'S CERTIFICATE

     Reference is hereby made to that certain Amended and Restated Agreement and Plan of Reorganization (the "Agreement") made and entered into as of October 5, 1998, which sets forth the terms and conditions of the merger (the "Merger") of Citizens Bancorporation, Inc. ("Citizens"), a corporation organized under the laws of Oklahoma, with and into Gold Banc Acquisition Corporation IX, Inc. ("Sub"), a corporation organized under the laws of Kansas and a wholly-owned subsidiary of a corporation organized under the laws of Kansas. Capitalized terms used herein without definition shall have the respective meanings specified in the Agreement, and unless otherwise specified, all section references herein are to the Internal Revenue Code of 1986, as amended (the "Code").

     The undersigned hereby certifies that he is a duly elected officer of Citizens and in such capacity has access to and knowledge of the information contained herein, and that each of the following facts and representations are true, correct, and complete, in all material respects, as of the date hereof. The undersigned further certifies that he has reviewed the Registration Statement on Form S-4 filed by the Company and the Prospectus-Proxy/Information Statement included therein (together, the "Prospectus"), is fully informed with respect to the Merger, and that the Prospectus accurately describes the Merger. The undersigned, on behalf of Citizens, submits this certificate to be relied upon by Blackwell Sanders Peper Martin LLP in delivering its tax opinion with respect to the tax consequences of the Merger.

     1. The fair market value of the Company Common Stock and other consideration received by each stockholder of Citizens will be approximately equal to the fair market value of the Citizens Common Stock surrendered in exchange therefor.

     2. Other than cash paid to former stockholders of the Citizens who dissent from the Merger and perfect their rights of appraisal, neither Citizens nor any corporation in which at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote or at least fifty percent (50%) of the value of all classes of stock is or was owned directly or indirectly by Citizens ("Citizens Related Party") has redeemed or acquired any Citizens Common Stock prior to the Merger in a transaction that may be considered in connection with the Merger, except as set forth on the schedule attached hereto.

     3. The liabilities of Citizens assumed in the Merger and the liabilities to which the transferred assets of Citizens are subject were incurred by Citizens in the ordinary course of its business.

     4. Citizens and the stockholders of Citizens will pay their respective expenses, if any, incurred in connection with the transaction.

     5. There is no intercorporate indebtedness existing between Citizens and the Company or between Citizens and Sub that was issued, acquired, or will be settled at a discount.

     6. Citizens is not under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure, or similar proceeding in a federal or state court.

     7. The fair market value of the assets of Citizens to be transferred in the Merger will equal or exceed the sum of the liabilities assumed in the Merger plus the amount of the liabilities, if any, to which the transferred assets are subject.

     8. None of the compensation received, or to be received, by any stockholder-employees of Citizens will be separate consideration for or allocable to, any of their shares of Citizens Common Stock; none of the shares of the Company Common Stock received by any stockholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employees of Citizens will be for services actually rendered, or to be rendered, and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     9. Citizens is not an investment company. For purposes of the foregoing, an "investment company" is a corporation that is a regulated investment company, a real estate investment trust, or a corporation fifty percent (50%) or more of the value of whose total assets are stock and securities and eighty percent (80%) or more of the value of whose total assets are assets held for investment. In making the fifty percent (50%) and eighty percent (80%) determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the
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subsidiary's assets, and a corporation shall be considered a subsidiary if the parent owns fifty percent (50%) or more of the combined voting power of all classes of stock entitled to vote or fifty percent (50%) or more of the total value of shares of all classes of stock outstanding.

     10. The Agreement represents the entire understanding of Citizens, Sub and the Company with respect to the Merger.

     IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 8th day of October, 1998.


                         CITIZENS BANCORPORATION, INC.

                         By:      /s/ E.E. Dillard
                                  ----------------

                         Name:     E.E. Dillard
                                   ------------

                         Title:     Chief Executive Officer
                                    -----------------------